EXHIBIT 21.1

                                  SUBSIDIARIES OF ALAMO GROUP INC.

The following table sets forth information concerning significant subsidiaries of the Registrant:

                                                          JURISDICTION

NAME                                                      OF INCORPORATION
----                                                      ----------------
Alamo Group (EUR) Limited                                 United Kingdom
Alamo Group (USA) Inc.                                    Delaware
Herschel-Adams Inc.                                       Nevada
Alamo Group (IL) Inc.                                     Illinois
Alamo Group (KS) Inc.                                     Kansas
Alamo Group (TX) Inc.                                     Nevada
Alamo Group (WA) Inc.                                     Delaware
M&W Gear Company                                          Delaware
Tiger Corporation                                         Nevada
Adams Hard-Facing Company, Inc.                           Oklahoma
Alamo Group (IA) Inc.                                     Nevada
Alamo Group (FR) S.A.                                     France
Bomford Turner Limited                                    United Kingdom
McConnel Limited                                          United Kingdom
NJM Dabekausen Beheer B.V.                                Netherlands
Signalisation Moderne Autoroutiere S.A.                   France
Forges Gorce                                              France